UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2022

LOCAL BOUNTI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40125	98-1584830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 W. Main St.

Hamilton, MT 59840

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 640-4016

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	LOCL	New York Stock Exchange
Warrants, each exercisable for one share of Common Stock for $11.50 per share	LOCL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Private Placement

On October 21, 2022 (the “Agreement Date”), Local Bounti Corporation, a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain purchasers (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers, in a private placement, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The closing price of the Common Stock on the New York Stock Exchange on October 20, 2022 (the last trading day before the Agreement Date) was $2.50 per share.

Pursuant to the Securities Purchase Agreement, the Company agreed to sell and the Purchasers agreed to purchase 9,320,000 shares (the “Common Shares”) of Common Stock at a purchase price of $2.50 per share (the “Private Placement”). At an initial closing under the Securities Purchase Agreement on October 21, 2022, the Company sold and certain Purchasers purchased 6,120,000 of the Common Shares for gross proceeds of $15.3 million. The remaining 3,200,000 Common Shares will be sold in a subsequent closing under the Securities Purchase Agreement conditioned only upon the effectiveness of a resale registration statement covering the resale of such Common Shares, which is expected to occur no later than early November 2022.

Affiliates of certain members of our Board of Directors and executive officers purchased an aggregate of 280,000 shares of Common Stock in the Private Placement.

The gross proceeds to the Company from the Private Placement, before deducting estimated offering expenses payable by the Company, will be approximately $23.3 million. The Company expects to use the net proceeds for general corporate purposes.

The representations, warranties and covenants contained in the Securities Purchase Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is filed as Exhibit 10.1, and incorporated by reference herein.

Registration Rights Agreement

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company agrees to register for resale the Common Shares (the “Registrable Securities”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale by the Purchasers of the Registrable Securities within 10 business days of the closing of the Securities Purchase Agreement (the “Filing Deadline”). The Company has agreed to use commercially reasonable efforts to cause such registration statement to become effective and to keep such registration statement effective until such time as there are no longer Registrable Securities held by the Purchasers (the “Effectiveness Period”). The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

If (i) the initial registration statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, (ii) the initial registration statement or any other registration statement, as applicable, is not declared effective by the SEC (or otherwise does not become effective) for any reason on or prior to the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), (iii) after its Effective Date (as defined in the Registration Rights Agreement), (A) such registration statement ceases for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the registration statement), to remain continuously effective as to all Registrable Securities for which it is required to be effective, or (B) the Purchasers are not permitted to utilize the prospectus therein to resell such Registrable Securities (other than during an Allowed Delay (as defined in the Registration Rights Agreement)), (iv) an Allowed Delay applicable to a registration statement exceeds 30 consecutive trading days or 60 total trading days in any 12-month period, or (v) after the Filing Deadline, and only in the event a registration statement is not effective or available to sell all Registrable Securities, the Company fails to file with the

SEC any required reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, such that it is not in compliance with Rule 144(c)(1), as a result of which the Purchasers who are not affiliates are unable to sell Registrable Securities without restriction under Rule 144 (any such failure or breach in clauses (i) through (v) above being referred to as an “Event,” and, for purposes of clauses (i), (ii), (iii) or (v), the date on which such Event occurs, or for purposes of clause (iv) the date on which such Allowed Delay is exceeded, being referred to as an “Event Date”), then, in addition to any other rights the Purchasers may have under the Registration Rights Agreement or under applicable law on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company will pay to each Purchaser an amount in cash, as liquidated damages and not as a penalty (“Liquidated Damages”), equal to 1% of the aggregate purchase price paid by such Purchaser pursuant to the Purchase Agreement for any Registrable Securities held by such Purchaser on the Event Date, but in no event shall the aggregate amount of Liquidated Damages (or interest thereon) paid any Purchaser exceed, in the aggregate, 5.0% of the aggregate purchase price of the shares of Common Stock purchased by such Purchaser under the Securities Purchase Agreement.

The Company has granted the Purchasers customary indemnification rights in connection with the registration statement, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). The Purchasers have also granted the Company customary indemnification rights in connection with the registration statement.

The representations, warranties and covenants contained in the Registration Rights Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2, and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above related to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchasers in the Securities Purchase Agreement, the offering and sale of the Securities will be exempt from registration under Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. The sales of the Securities by the Company in the Private Placement will not be registered under the Securities Act or any state securities laws and the Securities may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The sale of the Securities will not involve a public offering and will be made without general solicitation or general advertising. In the Securities Purchase Agreement, each Purchaser represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and it is acquiring the Securities for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States federal securities laws.

Item 3.03. Material Modification to Rights of Security Holders.

The information called for by this item is contained in Item 1.01 above, which is incorporated herein by reference.

Item 8.01 Other Events.

On October 24, 2022, the Company issued a press release announcing the Private Placement. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Securities discussed herein, nor shall there be any offer, solicitation, or sale of such Securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Securities Purchase Agreement, dated October 21, 2022, by and among the Registrant and the Purchasers named therein

10.2	Registration Rights Agreement, dated October 21, 2022, by and among the Registrant and the Purchasers named therein

99.1	Press Release, dated October 24, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2022

LOCAL BOUNTI CORPORATION

By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Financial Officer